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                                                                    Exhibit 23.3



                           Consent of Independent Auditors


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4 No. 333-____) and related Prospectus of
Sun International Hotels Limited and Sun International North America, Inc. for the registration of 9% Exchange Senior Subordinated Notes due 2007 and to the incorporation by reference therein of our report dated July 14, 1994, with respect to the combined financial statements and schedules of PIRL Group incorporated by reference in the Annual Report (Form 20-F) of Sun International Hotels Limited filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP
                                            -----------------------------------
                                            Ernst & Young LLP


Philadelphia, Pennsylvania
March 20, 1997